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                                                               EXHIBIT (a)(1)(G)

E-MAIL RECEIVED BY EMPLOYEES CONFIRMING ELECTION


stockadmin@conexant.com
                                  To:      Employee Name <first.last@email>
08/29/2001 08:40 PM               cc:
                                  Subject: Conexant Grant Repricing Confirmation





Employee Name
Street Address
City, State ZIP



Grant NO: 0000025787
                You have elected to cancel this grant.

Grant NO: 0000014559
                You have elected to not cancel this grant.